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                                                                    EXHIBIT 10.4

                                     FORM OF
                            OPTION ROLLOVER AGREEMENT
                              (CANADIAN EMPLOYEES)

         OPTION ROLLOVER AGREEMENT dated as of January 23, 2004 (the "Agreement") between CPI Acquisition Corp., a Delaware corporation, (the "Acquiror"), and the manager named on Schedule A (the "Manager").

         WHEREAS, the Acquiror, CPI Merger Sub Corp. (the "Merger Sub"), Communications & Power Industries Holding Corporation (the "Company") and Green Equity Investors II, L.P. have entered into an Agreement and Plan of Merger, dated as of November 17, 2003 (the "Merger Agreement");

         WHEREAS, pursuant to the Merger Agreement, as of the Closing which occurs on the Closing Date (each as defined in the Merger Agreement), the Merger Sub will merge with and into the Company, with the Company surviving, and the Company shall be a wholly owned subsidiary of the Acquiror; and

         WHEREAS, the Manager and other members of the Company management team currently hold options to acquire shares of the Company's common stock ("Company Options") and have agreed that, as of the Closing Date, Company Options shall be converted into options to purchase shares of the Acquiror;

         NOW THEREFORE, in consideration of the foregoing, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree as follows:

                  1. This Agreement shall constitute a binding obligation of the parties hereto as of the date hereof; provided that the operative provisions of this Agreement shall only take effect upon the occurrence of the Closing Date. In the event the Merger Agreement is terminated for any reason without the Closing Date having occurred, this Agreement shall be terminated without further obligation or liability of any party hereunder. Defined terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                  2. Notwithstanding any provision in the Merger Agreement, as of the date hereof, the Manager agrees not to exercise any Company Options.

                  3. With respect to each grant of Company Options held by the Manager as of the Closing Date, the Manager agrees that the number of Company Options subject to such grant set forth on Schedule A attached hereto (the "Continuing Options") shall be converted into options to purchase shares of the Acquiror ("Acquiror Options"). The remaining Company Options shall be cancelled and shall be converted into the right to receive a cash payment as set forth in the Merger Agreement. Each Acquiror Option shall be subject to the same terms and conditions as the corresponding Company Option (provided that the vesting of such Acquiror Option shall accelerate to the extent that the vesting of the corresponding Company Option accelerates pursuant to the Merger Agreement) and, in the aggregate, shall, as of immediately

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following the Closing Date, preserve the difference between (a) the Per Share
Amount minus (b) the exercise price per share of such Company Option. The shares of Acquiror issued upon exercise of the Acquiror Options will be subject to the terms and conditions of the stockholders' agreement described in the Information Memorandum previously provided to the Manager. The Manager agrees that, notwithstanding any provision in the Merger Agreement, the Manager shall not be entitled to receive, with respect to the Continuing Options, (x) the Per Share Additional Amount (if any) or (y) the payment described in Section 2.3.1(e) of the Merger Agreement and distributions from the Expense Escrow Amount and the Working Capital Escrow Amount (collectively, the "ADDITIONAL PAYMENTS"), which Additional Payments, if any, the Manager shall cause to be delivered to the Acquiror or such other entity as designated by the Acquiror in its sole discretion; provided, however, that the Manager shall be entitled to additional options to purchase shares of Acquiror with an aggregate exercise price equal to the excess of (i) the aggregate fair market value of the shares subject to such options on the date of grant over (ii) the Additional Payments.

                  4. The Manager represents and warrants to the Acquiror as follows:

                           (a)      The Manager is as of the date hereof an
employee of the Company and in such capacity has acquired at least a general understanding of the Company and its business. The Manager has been given the opportunity to obtain any additional information or documents (and to ask questions and receive answers about such information and documents) about the Acquiror and its business (and the Company and its business) which he deems necessary to evaluate the merits and risks related to his investment in the Acquiror Options (which, for purposes of this Section 4 shall include the underlying shares of the Acquiror).

                           (b)      In making his decision to invest in the
Acquiror, the Manager has relied upon independent investigations made by him and, to the extent believed by the Manager to be appropriate, his representatives, including his own professional, financial, tax and other advisors.

                           (c)      The Manager is able to bear the economic
risk of a total loss of the Manager's investment in the Acquiror, and the Manager has adequate means of providing for the Manager's current needs and foreseeable personal contingencies and has no need for the Manager's investment in the Acquiror Options to be liquid.

                           (d)      The Manager understands that an investment
in the Acquiror is a speculative investment which involves a high degree of risk of loss of his investment therein, there are substantial restrictions on the transferability of the Acquiror Options, and, on the date hereof and for an indefinite period following the date hereof, there will be no public market for the Acquiror Options and, accordingly, it may not be possible for the Manager to liquidate his investment in case of emergency, if at all.

                           (e)      The Manager understands and has taken
cognizance of all risk factors related to the retention of the Acquiror Options, and the Manager has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his purchase of the Acquiror Options as contemplated by this Agreement.

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                           5.       This Agreement shall be governed by and
construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                           6.       This Agreement may be executed in
counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                       [SIGNATURE PAGES FOLLOW THIS PAGE]

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[CPI ACQUISITION CORP. SIGNATURE PAGE - OPTION ROLLOVER AGREEMENT]

                                              CPI ACQUISITION CORP.

                                              By: ______________________________
                                                  Name:
                                                  Title:

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[MANAGER SIGNATURE PAGE - OPTION ROLLOVER AGREEMENT]

                                                  ______________________________
                                                  Name:

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                                                                      Schedule A

1.       Manager Name.......................................____________________

2.       Rollover Amount

         (a)      Company Options
                  with exercise price of $1.10 (if any).....____________________

         (b)      Company Options
                  with exercise price of $4.00 (if any).....____________________

3. The Manager is an "accredited investor" (as defined below). Please circle the applicable response:

                  YES               NO

         "Accredited investor" means any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     a. Any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     b. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     c. Any organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

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     d.  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     e. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     f. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     g. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

     h.  Any entity in which all of the equity owners are accredited investors.